EXHIBIT 10.2
AMENDED AND RESTATED SPONSORS’ WARRANT AND CO-INVESTMENT UNITS
SUBSCRIPTION AGREEMENT
December 6, 2007
To the Board of Directors of
Liberty Acquisition Holdings Corp.:
Gentlemen:
     This Amended and Restated Sponsor’s Warrant and Co-Investment Units Subscription Agreement amends and restates in its entirety the Sponsor’s Warrant and Co-Investment Units Subscription Agreement, dated August 9, 2007, by and between Liberty Acquisition Holdings Corp. and the undersigned.
     The undersigned hereby subscribes for and agrees to purchase:
     (i) 6,000,000 warrants (“Sponsors’ Warrants”) at $1.00 per warrant, each to purchase one share of common stock, par value $0.0001 per share (“Common Stock”), of Liberty Acquisition Holdings Corp., a Delaware corporation (the “Corporation”), at $5.50 per share for an aggregate purchase price of SIX MILLION DOLLARS ($6,000,000) (“Sponsors’ Warrant Purchase Price”); and
     (ii) 3,000,000 co-investment units (“Co-Investment Units”) at $10.00 per unit, consisting of an aggregate of 3,000,000 shares of the Common Stock (the “Co-Investment Common Stock”) and 1,500,000 warrants, each to purchase one share of Common Stock (the “Co-Investment Warrants”) at $5.50 per share, for an aggregate purchase price of THIRTY MILLION DOLLARS ($30,000,000) (the “Co-Investment Unit Purchase Price.” and together with the Sponsors’ Warrant Purchase Price, the “Purchase Price”).
     The payment for and issuance of the Sponsors’ Warrants shall occur immediately prior to the consummation of the Corporation’s initial public offering of securities (“IPO”). The payment for and issuance of the Co-Investment Units shall occur immediately prior to the consummation by the Corporation of a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business (“Business Combination”) following the IPO.
     Immediately prior to the consummation of a Business Combination, the undersigned shall deliver the Co-Investment Unit Purchase Price to the Corporation. In the event that the Corporation fails to consummate a Business Combination within 30 months from the consummation of its IPO (or 36 months from the consummation of its IPO if a letter of intent, agreement in principle or definitive agreement has been executed within such 30 month period but as to which a Business Combination is not yet complete), the undersigned’s obligation to purchase the Co-Investment Units shall be null and void and of no further force and effect.
     The undersigned acknowledges that the Sponsors’ Warrants and Co-Investment Units are subject to certain restrictions on transfer as set forth in a letter agreement, dated the date hereof, as may be amended from time to time.

     The undersigned represents and warrants that it has been advised that the Sponsors’ Warrants (including any underlying shares of Common Stock) and the Co-Investment Units (including the Co-Investment Common Stock, Co-Investment Warrants and underlying shares of Common Stock) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”); that it is acquiring each of the Sponsors’ Warrants (including any underlying shares of Common Stock) and the Co-Investment Units (including the Co-Investment Common Stock, Co-Investment Warrants and underlying shares of Common Stock) for its account for investment purposes only; that it has no present intention of selling or otherwise disposing of any of the Sponsors’ Warrants (including any underlying shares of Common Stock) and the Co-Investment Units (including the Co-Investment Common Stock, Co-Investment Warrants and underlying shares of Common Stock) in violation of the securities laws of the United States; that it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act; that it is familiar with the proposed business, management, financial condition and affairs of the Corporation; and that it initiated discussions with the Corporation relating to the purchase and sale of the Sponsors’ Warrants and the Co-Investment Units and that it did not initiate such discussions, nor did it decide to enter into this agreement, as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.
     In the event that the undersigned is unable to consummate the purchase of the Co-Investment Units, the undersigned agrees to surrender and forfeit to the Corporation its 12,771,900 Founders’ Units (as defined in the Corporation’s prospectus used in connection with the IPO), which were purchased from the Corporation for $12,340.01 pursuant to a Subscription Agreement, dated August 9, 2007, and awarded to the undersigned pursuant to a Unit Dividend on the date hereof.
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     The undersigned hereby represents and warrants that it will execute all documents that are necessary or desirable in connection with the Corporation’s initial public offering.

Very truly yours,

MARLIN EQUITIES II, LLC

		By:	/s/ Martin Franklin
		Name:	Martin Franklin
		Title:	Managing Member

Agreed to:

LIBERTY ACQUISITION HOLDINGS CORP.

By:	/s/ Jared Bluestein
Name:	Jared Bluestein
Title:	Secretary